Exhibit 99.1

For Immediate Release

May 8, 2009

Press Release

thinkorswim Group Inc. Reports Quarterly Financial Results

Brokerage Segment Delivers Revenue Growth, Record Retail Trades and Increased Client Assets; Education Segment Achieves Record Graduates

NEW YORK — May 8, 2009 — thinkorswim Group Inc. (NASDAQ:SWIM), a leading provider of online brokerage and investor education services, today announced financial results and selected operating metrics for the first quarter ended March 31, 2009.

Consolidated financial results for the quarter (quarterly year-over-year comparisons):

•                  Revenues of $77.1 million, 61 percent of which were brokerage-based

•                  Pre-tax income of $8.2 million, 11 percent of revenues

•                  Net income of $4.8 million, or $0.07 per diluted share

•                  Non-GAAP Sales Transaction Volume (“STV”) of $74.2 million, 63 percent of which was brokerage-based

•                  Non-GAAP Adjusted EBITDA (before certain items) of $20.0 million, or 27 percent of STV

•                  New accounts opened of 32,675, an increase of 32 percent. Total accounts of 265,675 at quarter end

•                  New funded accounts of 11,475 during the quarter, an increase of 9 percent. Total accounts of 108,000 at quarter end

•                  Average retail trades per day of approximately 69,000, an increase of 52 percent

•                  Client assets of $3.2 billion, an increase of 19 percent

•                  Annualized brokerage revenue per funded account of $1,600

•                  Customer acquisition cost per new funded account of $340

•                  Record education graduates of 15,100, an increase of 45 percent

“thinkorswim’s first quarter performance reflects continued strength in our brokerage business, as shown by our record retail DARTs, up 52 percent from the year-ago quarter to 69,000; new account openings of 32,675 sustaining recent record levels; and growth of customer assets to $3.2 billion from a total of 108,000 funded and 265,675 open accounts,” said Lee K. Barba, Chairman and CEO of thinkorswim Group Inc.  “The high level of brokerage activity underscores our customers’ continuing preference for thinkorswim’s advanced financial trading technology and cross-market transaction capabilities, which empower clients to execute derivative-based trading strategies in today’s fast moving, volatile markets.  At the same time, our education segment set a record of 15,100 graduates, demonstrating that our education value proposition continues to attract informed investors.”

“We also are honored that thinkorswim was recently rated #1 by Barron’s in its annual ranking of the best overall online brokers for 2008, and placed highest in the critical ‘Best for Frequent Traders’ and ‘Best for Options Traders’ categories.  This is the third time in the last four years that thinkorswim has earned this coveted distinction, which reflects our ongoing commitment to leadership in products and services for active traders,” said Mr. Barba.

Analysis of First Quarter 2009 Results

(All comparisons are to the corresponding year-ago period unless otherwise indicated)

For the first quarter, brokerage revenue increased 11% to $46.9 million, driven by a 31% increase in transaction revenues (commissions and payment for order flow) offset by a 78% decrease in interest revenue. The increase in transaction revenue was primarily due to the 61% increase year-over-year in retail funded accounts and 52% year-over-year increase in retail DARTs. The net interest revenue decline was primarily due to the dramatic decrease in the average federal funds rate, partly offset by the 19% increase in client assets to $3.2 billion at quarter end, of which $1.8 billion is held in cash.

Update Related to Legal Matters

With regard to the previously announced non-public inquiry by the SEC, the Company has agreed in principle to a settlement which the staff has indicated it will recommend to the Commission.  In view of this development, the Company has accrued $2.5 million in the first quarter of 2009, for a total accrual of $3.0 million, in connection with this matter.  There can be no assurance as to whether the offer will be accepted by the Commission, whether a definitive settlement of this inquiry will occur or, if a definitive settlement does occur, what the monetary and non-monetary consequences will be for the Company or its operations.

Proposed Acquisition by TD AMERITRADE

On January 8, 2009, thinkorswim Group Inc. and TD AMERITRADE (NASDAQ: AMTD) announced that they had entered into a definitive agreement for TD AMERITRADE to acquire thinkorswim in a cash and stock deal valued at that time at approximately $606 million.

About thinkorswim Group Inc. (NASDAQ: SWIM)

thinkorswim Group Inc. (www.thinkorswim.com) offers market-leading online brokerage, investor education and related financial products and services for self-directed investors and active traders.  thinkorswim, Inc., our award-winning online brokerage division, provides a suite of trading platforms serving self-directed and institutional traders and money managers.  thinkorswim platforms have easy-to-use interfaces, sophisticated analytical and research tools, and fast and efficient order execution for even the most complex trading strategies.  thinkorswim customers trade a broad range of products including stock and stock options, index options, futures and futures options, forex, mutual funds and fixed income. Investools’ Education Group, a subsidiary of thinkorswim Group Inc., offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats. Investools’ graduates can then apply what they’ve learned by trading with thinkorswim’s online brokerage platforms. The products and services offered by thinkorswim have received numerous accolades from third parties, including Barron’s ranking as its top rated software-based online broker in three of the past four years (March 6, 2006; March 5, 2007 and March 16, 2009).  Barron’s is a registered trademark of Dow Jones & Company(c) 2006, 2007, 2009.

Additional Information and Where to Find It

In connection with the proposed acquisition, TD AMERITRADE filed with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4 that includes a proxy statement of thinkorswim, which also constitutes a prospectus of TD AMERITRADE. Thinkorswim will mail the proxy statement/prospectus to its stockholders after the foregoing registration statement is declared effective by the SEC. TD AMERITRADE and thinkorswim urge investors and security holders to read the proxy statement/prospectus regarding the proposed acquisition because it contains important information. You may obtain a free copy of the proxy statement/prospectus and other related documents filed by thinkorswim and TD AMERITRADE with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when the registration statement in which it is included is declared effective) and the other documents may also be obtained for free by accessing thinkorswim’s website at www.thinkorswim.com by clicking on the link for “Investors”, then clicking on the link for “Financial Reports” and then clicking on the link for “SEC Filings” or by accessing TD AMERITRADE’s website at www.amtd.com and clicking on the “Investor Relations” link and then clicking on the link for “SEC Filings”.

Participants in this Transaction

thinkorswim, TD AMERITRADE and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from thinkorswim stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of thinkorswim stockholders in connection with the proposed acquisition is set forth in the proxy statement/prospectus filed with the SEC by TD AMERITRADE. You can find information about thinkorswim’s executive officers and directors in thinkorswim’s definitive proxy statement filed with the SEC on April 29, 2008. You can find information about TD AMERITRADE’s executive officers and directors in their definitive proxy statement filed with the SEC on January 6, 2009. You can obtain free copies of these documents from thinkorswim or TD AMERITRADE using the contact information above.

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in thinkorswim Group Inc.’s filings with the SEC. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contacts:
Ida Kane, SVP and CFO
801.816.6918
ida.kane@thinkorswim.com	Media Contact:

Frank Milano	Fran Del Valle
203.682.8343	212.717.5499
frank.milano@icrinc.com	frances.delvalle@influencecentral.com

THINKORSWIM GROUP INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenue
Commissions	$35,674	$26,258
Interest & dividends	1,699	7,668
Payment for order flow	7,180	6,574
Other brokerage related revenue	2,386	1,966
Total brokerage revenue	46,939	42,466

Education revenue	30,192	48,524
Net revenues	77,131	90,990

Costs and expenses
Compensation and benefits	20,646	22,057
Brokerage, clearing and execution costs	7,176	7,570
Marketing	7,121	13,359
Partner commissions	9,906	6,530
Events, travel and venue	2,571	6,268
Technology and telecommunications	6,725	6,246
Depreciation and amortization	6,194	5,908
Other	7,202	5,336
Total costs and expenses	67,541	73,274

Income from operations	9,590	17,716

Other income (expense)
Interest expense, net	(1,443)	(4,190)
Interest income	96	455
Other	(33)	14
Other expense	(1,380)	(3,721)

Net income before income taxes	8,210	13,995
Income tax provision	3,462	2,468

Net income	$4,748	$11,527

Net income per common share:
Basic	$0.07	$0.18
Diluted	$0.07	$0.17

Weighted average common shares outstanding:
Basic	66,671	65,846
Diluted	68,766	68,860

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$74,138	$82,560
Accounts receivable, net of allowance ($150 and $150, respectively)	8,229	4,980
Receivable from clearing brokers	6,952	5,738
Income tax receivable	1,325	3,207
Deferred tax asset	18,472	19,106
Other current assets	8,568	9,179
Total current assets	117,684	124,770

Long-term restricted cash	373	373
Goodwill	209,637	209,546
Intangible assets, net of accumulated amortization ($36,114 and $32,278, respectively)	113,803	117,639
Software development cost, net of accumulated amortization ($9,821 and $8,470, respectively)	26,099	26,198
Furniture and equipment, net of accumulated depreciation ($13,308 and $12,931, respectively)	5,412	6,259
Other long-term assets	24,663	25,557

Total assets	$497,671	$510,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenue	$76,461	$80,391
Other current liabilities	31,256	25,259
Accounts payable	4,912	4,196
Accrued payroll	6,850	9,463
Accrued tax liabilities	4,513	6,019
Current portion of capitalized lease obligations	240	235
Current portion of notes payable	17,500	27,900
Total current liabilities	141,732	153,463

Long-term portion of deferred revenue	31,363	30,392
Long-term portion of capitalized lease obligations	42	104
Long-term portion of notes payable	56,500	66,500
Income tax payable	2,096	2,096
Deferred tax liabilities	31,615	30,555
Other long-term accrued liabilities	2,311	2,579
Total liabilities	265,659	285,689

Stockholders’ equity:
Common stock $0.01 par value (66,804 and 66,500 shares issued and outstanding, respectively)	668	665
Additional paid-in capital	340,411	337,805
Accumulated other comprehensive income	(145)	(147)
Accumulated deficit	(108,922)	(113,670)
Total stockholders’ equity	232,012	224,653

Total liabilities and stockholders’ equity	$497,671	$510,342

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Cash flows from operating activities:
Net income	$4,748	$11,527
Reconciling adjustments:
Depreciation and amortization	6,194	5,908
Deferred taxes	1,694	2,075
Stock compensation expense	2,351	2,108
Amortization of exclusivity rights	311	302
Contingent shares in connection with exclusivity rights	—	299
Amortization of debt issue costs	440	374
Change in fair value of interest rate swap, included in interest expense	(269)	1,448
Provision for (recovery of) sales return reserve	(33)	381
Loss on sale of assets	1	—
Gain on marketable securities	—	(7)
Changes in operating assets and liabilities:
Accounts receivable	(3,249)	2,996
Receivable from clearing brokers	(1,214)	(2,290)
Income tax receivable	1,882	—
Other assets	663	(268)
Accounts payable	1,064	1,974
Deferred revenue	(2,959)	(11,205)
Accrued payroll	(2,613)	(8,346)
Other liabilities	6,030	775
Accrued tax liabilities	(1,506)	(149)
Net cash provided by operating activities	13,535	7,902

Cash flows from investing activities:
Proceeds from the sale or maturity of marketable securities	—	1,501
Payments for capitalized software development costs	(1,088)	(1,911)
Purchases of furniture and equipment	(525)	(540)
Cash released from escrow	91	831
Cash paid in business acquisitions	(91)	(831)
Net cash used in investing activities	(1,613)	(950)

Cash flows from financing activities:
Payments on capital leases	(57)	(51)
Payments on notes payable	(20,400)	(10,000)
Changes in restricted cash	—	(2)
Minimum tax withholding on restricted stock awards	(224)	(402)
Proceeds from exercise of stock options	335	189
Net cash used in financing activities	(20,346)	(10,266)

Effect of exchange rates on cash and cash equivalents	2	(8)

Decrease in cash and cash equivalents	(8,422)	(3,322)
Cash and cash equivalents:
Beginning of period	82,560	61,579

End of period	$74,138	$58,257

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Financial Summary

(unaudited)

Reconciliation of Non-GAAP Information

The following table provides a reconciliation of GAAP Net Income to non-GAAP Adjusted EBITDA for the periods presented. The Company believes Adjusted EBITDA is an important measure of operating performance given the impact of accounting for deferred revenue and certain other costs.

	Three Months Ended March 31,
in (millions)	2009	2008

Net income	$4.8	$11.5
Depreciation and amortization	6.9	6.9
Stock compensation expense	2.4	2.1
Special charges, including deal related	4.1	0.4
Interest expense, net	1.3	3.7
Income tax provision	3.5	2.5
Net change in deferred revenue	(3.0)	(11.2)
Adjusted EBITDA ($)	20.0	15.9
Adjusted EBITDA (as a % of STV)	27.0%	19.9%

The following table provides a breakout of Revenue on an unaudited basis for all periods presented and a reconciliation of non-GAAP Sales Transaction Volume (“STV”) to GAAP Revenue. STV represents sales in a particular period before the effects of deferred revenue recognition from prior periods and the deferral of current period sales. The Company believes STV is an important measure of business volume in the Investor Education segment.

	Three Months Ended March 31,
in (thousands)	2009	2008
Brokerage Services
Commissions	$35,674	$26,258
Interest & dividends	1,699	7,668
Payment for order flow	7,180	6,574
Other revenue	2,386	1,966
Total brokerage services revenue	46,939	42,466

Investor Education
Sales transaction volume	27,233	37,319
Total sales transaction volume	74,172	79,785
Change in deferred revenue	2,959	11,205
Revenue	$77,131	$90,990

Segment Information

The following table provides information on an unaudited basis concerning thinkorswim Group Inc.’s operations by reportable segment for the periods presented.

	Three Months Ended March 31,
in (thousands)	2009	2008
Revenue
Brokerage Services	$46,939	$42,466
Investor Education	30,192	48,524
Revenue	$77,131	$90,990

Income (Loss) from Operations
Brokerage Services	$16,879	$17,623
Investor Education	(7,289)	93
Income from operations	$9,590	$17,716

THINKORSWIM GROUP INC. AND SUBSIDIARIES

Operating Metrics thru March 31, 2009

(unaudited)

	Three Months Ended March 31,		Change
	2009	2008	$ or #	%
thinkorswim Inc.
Trading Days	61.0	61.0

New Retail Accounts Opened(1)	32,675	24,800	7,875	32
New Funded Retail Accounts	11,475	10,550	925	9
Period-End Funded Retail Accounts	108,000	66,950	41,050	61

Retail DARTs(2)	69,000	45,400	23,600	52
Active Trader DARTs(3)	65,300	41,900	23,400	56
Total DARTs	134,300	87,300	47,000	54

Total Trades	8,190,000	5,322,000	2,868,000	54

Ending Client Assets ($MM)	$3,190	$2,690	$500	19
Average Client Equity/Retail Account	$29,500	$39,700	$(10,200)	(26)
Retail Commission Per Trade	$7.90	$8.55	$(0.65)	(8)

Investor Education Group
Total Paid Graduates(4)	15,100	10,430	4,670	45
Ending Cumulative Graduates(5)	418,000	351,000	67,000	19
Ending Active Subscribers(6)	95,500	106,400	(10,900)	(10)

Upsell Rate (7)	27%	34%	(7)%	(21)%
PHD program	9%	12%	(3)%	(25)%
Masters program	17%	16%	1%	6%
Associates program	27%	40%	(13)%	(33)%
Apprentice	34%	0%	34%	0%
Trading rooms	13%	32%	(19)%	(59)%

(1) Accounts opened are accounts that have initiated the application process with the intent to fund.

(2) Retail DARTs are trades executed using the retail thinkorswim platform.

(3) Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(4) Includes students who graduated from both the Foundation Course and the Currency Trader Course.

(5) Cumulative graduates include graduates and their guest attendees at workshops.

(6) Active Subscribers include subscribers to Investools Online, prophet.net, and Investools FX.

(7) This table illustrates the workshop upsell rates during the periods indicated. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.